SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SAC TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             SAC TECHNOLOGIES, INC.
                              4444 WEST 76TH STREET
                                    SUITE 600
                             EDINA, MINNESOTA 55435


                                                                  April 16, 1999


Dear Stockholder:


         You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of SAC Technologies, Inc. (the "Company") which will be held at the offices of the Company at 4620 South Valley View Boulevard, Suite A, Las Vegas, Nevada, 89103, on May 7, 1999, at 10:00 A.M. P.S.T. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.


         At the Meeting, stockholders will be asked to approve an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") authorizing 5,000,000 shares of preferred stock, par value $.01 per share, which may be issued by the Company in the future in series with such rights, preferences and designations as determined by the Board of Directors without further stockholder action. No other business will be considered at the Meeting.


         Your Board of Directors recommends a vote FOR the approval of the amendment to the Company's Articles of Incorporation authorizing 5,000,000 shares of preferred stock, par value $.01 per share.


         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         We wish to thank our stockholders for their participation and support.

                                   Sincerely,


                                   /s/ Barry M. Wendt
                                   --------------------------------------------
                                   Barry M. Wendt
                                   Chairman of the Board
                                   and Chief Executive Officer

                             SAC TECHNOLOGIES, INC.
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999



To the Stockholders:


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of SAC Technologies, Inc. (the "Company") will be held at the offices of the Company at 4620 South Valley View Boulevard, Suite A, Las Vegas, Nevada, 89103, on May 7, 1999, at 10:00 A.M. P.S.T. for the following purpose:

         To approve an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") authorizing 5,000,000 shares of preferred stock, par value $.01 per share, which may be issued by the Company in the future in series with such rights, preferences and designations as determined by the Board of Directors without further stockholder action. No other business will be considered at the Meeting.


         Only stockholders of record as of the close of business on April 5, 1999 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                 By Order of the Board of Directors,


                                 /s/ Barry M. Wendt
                                 ----------------------------------------------
                                 Barry M. Wendt
                                 Chairman of the Board and
                                 Chief Executive Officer
Edina, Minnesota
April 16, 1999


                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             SAC TECHNOLOGIES, INC.
                        4444 WEST 76TH STREET, SUITE 600
                             EDINA, MINNESOTA 55435



                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of SAC Technologies, Inc. (the "Company") to be voted at a Special Meeting of Stockholders (the "Meeting") of the Company to be held at the offices of the Company at 4620 South Valley View Boulevard, Suite A, Las Vegas, Nevada, 89103, on May 7, 1999, at 10:00 A.M. P.S.T., and at any adjournment(s) or postponement(s) thereof for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders. The proxy solicitation materials were mailed on or about April 19, 1999 to all stockholders entitled to vote at the Meeting.



RECORD DATE AND SHARE OWNERSHIP


         Stockholders of record at the close of business on April 5, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 7,536,867 shares of common stock, $.01 par value per share ("Common Stock"), were issued and outstanding.



REVOCABILITY OF PROXIES

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the vote at the Meeting by filing with the Chief Financial Officer of the Company either
(i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

         The mailing address of the Company's executive office is 4444 West 76th Street, Suite 600, Edina, Minnesota, 55435.


VOTING AND SOLICITATION

         Each share of Common Stock is entitled to one vote. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") authorizing 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), which may be issued by the Company in the future in series with such rights, preferences and designations as determined by the Board of Directors without further stockholder action. No other business will be considered at the Meeting.

         Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors. For the reasons set forth in more detail in this Proxy Statement, the Board of Directors recommends a vote FOR the approval of the amendment to the Company's Articles of Incorporation authorizing 5,000,000 shares of Preferred Stock.


         The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

QUORUM; ABSTENTIONS; BROKER NON-VOTES


         The Company's Bylaws provide that the stockholders holding a majority of the shares entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in the vote regarding the approval of the amendment to the Company's Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth, as of April 5, 1999, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding Common Stock, as of such date, of all officers and directors, individually and as a group.


                                  COMMON STOCK


                                                                      AMOUNT AND NATURE
                                                                        OF BENEFICIAL                PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                      OWNERSHIP(1)               OF CLASS(1)
------------------------------------                                  -----------------              -----------
Barry M. Wendt
4444 West 76th Street, Suite 600                                            1,237,800                    16.4%
Edina, MN 55435

Richard T. Fiskum
4444 West 76th Street, Suite 600                                            1,237,500                    16.4%
Edina, MN 55435


Gary E. Wendt
4620 S. Valley View Blvd., Suite A                                            405,000                     5.4%
Las Vegas, NV  89103


Benedict A. Wittig
4444 West 76th Street, Suite 600                                            1,237,500                    16.4%
Edina, MN 55435


Ronald A. Burgmeier
4620 S. Valley View Blvd., Suite A                                             10,000(2)                  *
Las Vegas, NV  89103


Lonnie L. Hammargren
4318 Ridgecrest Drive                                                           --                        --
Las Vegas, NV 89121


All officers and directors as a group
(6) persons                                                                 4,127,800                    54.7%



---------------------
*        Less than 1%.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, as amended and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Based on 7,536,867 outstanding shares of Common Stock on April 5, 1999.


(2)      Consists of shares issuable upon exercise of options.



MATERIAL ESCROW ARRANGEMENTS; LOCK-UP.


         In connection with the Company's initial public offering, on February 7, 1997, Richard T. Fiskum entered into an escrow agreement with the Commissioner of Securities of the State of Minnesota (the "Escrow Agreement") pursuant to which Mr. Fiskum placed 618,750 (1,237,000 post-split) shares of Common Stock into escrow (the "Escrow Shares"). The Escrow Shares shall be held in escrow for the lesser of (i) three (3) years from the date of the Escrow Agreement; or (ii) until the Company demonstrates annual net earnings after taxes and excluding extraordinary items for two (2) consecutive years after the initial public offering, of at least five percent (5%) on an amount determined by multiplying the total number of outstanding shares of the Company by the average price per share paid by the public investors. The Commissioner has the authority to terminate the Escrow Agreement at an earlier date. As a condition to their release from escrow, Mr. Fiskum must demonstrate that none of the Escrow Shares have been sold or transferred. In the event of any transfer of the Escrow Shares by Mr. Fiskum, the transferee must agree to place such shares into escrow subject to the terms of the Escrow Agreement

         Concurrent with the execution of the Escrow Agreement, Mr. Fiskum, Barry M. Wendt, Gary E. Wendt and Benedict A. Wittig entered into an agreement (the "Agreement") regarding all shares of Common Stock owned beneficially by such stockholders. Until the termination of the Escrow Agreement, the Agreement prohibits such stockholders from selling, pledging, hypothecating or otherwise transferring any shares of Common Stock beneficially owned by such person or granting, or agreeing to sell or grant, options, rights or warrants with respect to such shares without the prior written consent of all of the other parties to the Agreement.


                                   PROPOSAL 1

         The Company's Board of Directors has adopted and determined to submit to the stockholders of the Company, a resolution to amend the Company's Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, which may be issued by the Company in the future in series with such rights, preferences and designations as determined by the Board of Directors without further stockholder action. A true and correct copy of the proposed amendment (the "Amendment") is attached hereto as Exhibit "A." The statements made in this Proxy Statement regarding the Amendment should be read in conjunction with and are qualified in their entirety by reference to Exhibit "A." Upon filing of appropriate documents to effect the authorization of the issuance of the Preferred Stock, including the amendment to the Company's Articles of Incorporation, the Amendment will be effective.


         The Company is currently authorized to issue 20,000,000 shares of Common Stock, of which 7,536,867 were outstanding on the Record Date. The Articles of Incorporation do not authorize the Company to issue preferred stock. Your Board of Directors believes it is advisable and in the best interest of the Company to authorize the issuance of Preferred Stock for the principal reason of providing the Company with greater flexibility in financing the continued operations of the Company.

         FLEXIBILITY IN CORPORATE FINANCE ISSUES. The Company is a development stage company involved in developing biometric technology and applications. As set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), the Company is currently in need of substantial additional capital to fund the continuing operation of its business in order to commercialize its technology and products. Your Board of Directors believes that authorizing the Company to issue Preferred Stock will provide the Company with a capital structure better suited to meet the Company's short and long-term capital needs.

         At this time, in order to raise capital, the Company must either issue additional shares of Common Stock or debt instruments. Accordingly, any investor seeking rights or preferences different than those of the Company's Common Stock has no choice other than to purchase a debt instrument. During June of 1998, the Company was forced to structure what could have been a convertible preferred stock issuance into a convertible debenture. As a result, the Company incurred approximately $2.5 million of additional indebtedness which has reduced the net worth of the Company and substantially contributed to the Company no longer satisfying the standards required to maintain its listing on the Nasdaq SmallCap Market. If the Amendment is approved by the Company's stockholders, the Company intends to negotiate with the holder of the convertible debenture regarding its conversion into convertible preferred stock. As of the date hereof, the Company has commenced initial discussions with the holder of the debenture regarding such a conversion. Although there can be no assurance that the

Company will be successful in negotiating such a conversion on terms acceptable to the Company, if at all, your Board of Directors believes that it is in the best interest of the Company to have the ability to effectuate such conversion. This will not be possible unless the Amendment is approved.

         In more recent months, the Company has been engaged in an effort to raise capital, principally from accredited and institutional investors. The Company believes that the unavailability of preferred stock has had and will continue to have a negative impact on the Company's capital raising efforts. Although your Board of Directors believes that having the ability to offer Preferred Stock as an alternative to a debt instrument or Common Stock will greatly enhance the flexibility of the Company in its continued capital raising efforts, there can be no assurance that the Company will be able to raise such financing on terms acceptable to the Company, if at all.

         The Amendment grants the Board of Directors the authority to issue shares of Preferred Stock in series with such rights (including voting and dividends), preferences and designations as it deems necessary or advisable without any action by the Company's stockholders. See Exhibit A. This is commonly referred to as "blank check" preferred stock which is available to and utilized by many public companies to satisfy their continuing capital requirements. Having the authority to create an equity instrument with any number of provisions provides for the greatest possible flexibility in financing the future operations of the Company. For example, blank check preferred stock permits the Company to negotiate the precise terms of an equity investment by simply creating a new series of Preferred Stock without incurring the cost and delay of obtaining stockholder approval. This will not only provide the Company with the greatest flexibility in taking advantage of market conditions, but also put the Company in a better position to effectively negotiate with and satisfy the precise financial criteria of any investor in a timely manner.

         IMPORTANT ADDITIONAL CONSIDERATIONS. As described in more detail below, the Amendment may have certain negative effects on the rights of the Company's common stockholders.

         Approval of the Amendment will empower the Company's Board of Directors, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Specifically, the Company will be in a position to issue securities which would grant to the holders thereof preferences or priorities over the holders of the Company's Common Stock with respect to, among other matters, liquidation or dividends. This could result in holders of Common Stock receiving less in the event of a liquidation, dissolution or other winding up of the Company and reduce the amount of funds, if any, available for dividends on Common Stock.

         In addition, Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. This could have the effect of discouraging bids for the Company even if such bid represents a premium over the Company's then existing trading price and thereby prevent stockholders from receiving the maximum value for their shares. For example, preferred stock is typically utilized in rights plans, commonly referred to as "poison pills," which have been utilized to discourage, delay or prevent change in control transactions.

                           VOTE REQUIRED FOR APPROVAL

         Under applicable Minnesota law and the Articles of Incorporation, approval of the Amendment requires the affirmative vote of at least a majority of the outstanding shares of Common Stock voting together as a single class. An abstention or failure to vote on this proposal is not an affirmative vote and will, therefore, have the same effect as a negative vote on this proposal at the Meeting.


          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
             AMENDMENT TO THE ARTICLES OF INCORPORATION AUTHORIZING
                      5,000,000 SHARES OF PREFERRED STOCK.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The Company held its 1998 Annual Meeting of Stockholders on June 19, 1998 and mailed a proxy statement relating to such meeting on or about May 8, 1998. The Company intends to hold its 1999 Annual Meeting of Stockholders within 30 days of June 19, 1999. Accordingly, in order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders, such proposals were required to have been received by the Company no later than on or about January 8, 1999. As of the date hereof, the Company has not received any such proposals.

                                 By Order of the Board of Directors


                                 /s/ Barry M. Wendt
                                 ------------------------------------
                                 Barry M. Wendt
                                 Chairman of the Board and
                                 Chief Executive Officer

Dated:  April 16, 1999

                                   EXHIBIT "A"

                          FORM OF ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             SAC TECHNOLOGIES, INC.


                  The undersigned, desiring to amend the Amended and Restated Articles of Incorporation of SAC Technologies, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Chapter 302A, DOES HEREBY CERTIFY:

                  FIRST:   The name of the Corporation is SAC Technologies, Inc.


                  SECOND: The following amendment to Article 3 of the Amended and Restated Articles of Incorporation of SAC Technologies, Inc. was adopted:

                           "The Corporation is also authorized to issue capital stock to the extent of five million (5,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The board of directors of the Corporation shall have the authority to issue shares of Preferred Stock in series and to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations, or restrictions in respect of any such series."

                  THIRD: That the aforesaid amendment has been approved in accordance with Minnesota Statutes Chapter 302A.


                  FOURTH: That this amendment shall become effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Minnesota.

                  I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                          SAC TECHNOLOGIES, INC.

                                          By:
                                              ----------------------------------
                                                   Barry M. Wendt
                                                   Chief Executive Officer

                             SAC TECHNOLOGIES, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Barry M. Wendt and Gary E. Wendt and each of them proxies with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of SAC Technologies, Inc. held of record by the undersigned on April 5, 1999 at the Special Meeting of Stockholders of SAC Technologies, Inc. to be held on May 7, 1999 and at any adjournments or postponements thereof, and to vote as directed below on this form.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE BELOW), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
THE APPROVAL OF AN AMENDMENT TO SAC TECHNOLOGIES, INC.'S ARTICLES OF INCORPORATION AUTHORIZING 5,000,000 SHARES OF PREFERRED STOCK,
PAR VALUE $.01 PER SHARE

------------------------------------------------------------------------------------------------------------------------------------

1.       Proposal 1


         Approval of Amendment to SAC Technologies, Inc.'s Amended and                 FOR          AGAINST          ABSTAIN
         Restated Articles of Incorporation Authorizing 5,000,000 Shares
         of Preferred Stock, Par Value $.01 Per Share.                                 [ ]            [ ]              [ ]


                                                                       PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                       PROXY CARD. NO POSTAGE REQUIRED IF MAILED IN
                                                                       THE UNITED STATES.


                                                                            NOTE:       Please sign name(s) exactly as printed
                                                                                        hereon.
                                                                                        Joint owners should each sign. When
                                                                                        signing as attorney, executor,
                                                                                        administrator, trustee or guardian, please
                                                                                        give full title as such.


                                                                       SIGNATURE(S)________________________________________________


                                                                       _______________________________________________________,1999
                                                                                                DATE